UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2023

STANDEX INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

23 Keewaydin Drive, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.50 Per Share	SXI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Standex International Corporation

ITEM 5.02 DEPARTING DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS TO CERTAIN OFFICERS

(a)   On December 28, 2023, Sean Valashinas, Vice President, Chief Accounting Officer and Assistant Treasurer for the Company, notified the Company that he will be leaving the Company effective January 26, 2024, to pursue an alternative career opportunity.
(b)   The Company has announced that Amy Gagnon, current Corporate Controller, has been promoted to succeed Mr. Valashinas as Chief Accounting Officer effective January 26, 2024. Ms. Gagnon, age 44 joined the Company in March 2020 as Assistant Controller and was promoted to Corporate Controller in September 2021.  From 2018 until joining the Company in March 2020, Ms. Gagnon was the Assistant Controller at Vapotherm, Inc. a publicly traded manufacturer of medical equipment. Prior to that, she worked for eleven years in positions of increasing finance, accounting and SEC reporting responsibility at publicly traded companies in the semiconductor and biotechnology industries. In connection with her appointment as Chief Accounting Officer, Ms. Gagnon will be a participant in the Company’s Executive Severance Policy which policy previously was filed as an exhibit to the Company’s filing on Form 8-K dated November 1, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION
(Registrant)

/s/ Ademir Sarcevic
Ademir Sarcevic
Chief Financial Officer

Date: January 4, 2024

Signing on behalf of the registrant and as principal financial officer